Exhibit 99.1

Aterian Reports 2025 First Quarter Financial Results

Updates Progress of Tariff Mitigation Strategy and Announces Cost Optimization Plan Designed to Reduce Annual Spending by $5 - $6 Million

SUMMIT, NEW JERSEY, May 14, 2025 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”), a consumer products company, today announced financial results for the first quarter ended March 31, 2025 (“Q1 2025”). The Company also provided an update on a series of initiatives that are underway to mitigate the impact of tariffs on the Company’s performance, including the commencement of a cost optimization plan designed to produce annual savings of approximately $5 - $6 million.

“While tariffs did not have a direct impact on our first quarter results, the uncertainty in the broader macroeconomic environment led to some softness in consumer demand,” said Arturo Rodriguez, Chief Executive Officer. “That said, sales seasonality remained consistent with prior years, and we continued to see solid performance across our core products.”

First Quarter 2025 Highlights

All comparisons are to the first quarter ended March 31, 2024 (“Q1 2024”)

●

Net revenue was $15.4 million compared to $20.2 million, primarily reflecting the previously announced SKU rationalization designed to focus on the Company’s most profitable products and changes to Amazon’s affiliate market program leading to reduced traffic and conversions for certain products.

●	Gross margin was 61.4% compared to 65.1%, reflecting a change in product mix.
●	Contribution margin decreased to 13.4% from 14.1%.
●

Operating loss narrowed to $(3.7) million from an operating loss of $(5.3) million. Q1 2025 operating loss included $(0.8) million of non-cash stock compensation, while Q1 2024 operating loss included $(1.7) million of non-cash stock compensation, and restructuring costs of $(0.6) million.

●

Net loss improved to $(3.9) million from $(5.2) million. Q1 2025 net loss included ($0.8) million of non-cash stock compensation and a gain on fair value of warrant liability of $0.1 million, while Q1 2024 net loss included ($1.7) million of non-cash stock compensation, restructuring costs of $(0.6) million, and a gain on fair value of warrant liability of $0.5 million.

●	Adjusted EBITDA loss was $(2.5) million compared to a loss of $(2.6) million.
●	Total cash balance at March 31, 2025 declined to $14.3 million from $18.0 million at December 31, 2024.

Tariff Mitigation Initiatives and Cost Optimization Plan

Mr. Rodriguez continued, “The uncertainty created by tariffs and broader macroeconomic conditions has energized our team to manage those elements of Aterian’s business that are within our control, including: 1) reducing fixed costs; 2) accelerating our plan of re-sourcing and diversifying our manufacturing; 3) hastening our advance towards a more resilient business model by deepening our expansion into consumables, the majority of which will be US-manufactured; and 4) strategically raising prices.”

“The actions we are taking will allow us to maintain an acceptable level of revenue during this transition period, conserve cash, preserve margin, maximize cash flow, and optimize our cost structure, all while maintaining the high level of innovation and customer service that has defined our company. This is a significant undertaking; however, we believe that these initiatives will mitigate the effects of tariffs on our results in 2025 and position Aterian to pivot towards a return to growth and profitability beyond 2025, even under prolonged tariff pressure.”

Tariff Response

●	Accelerated product re-sourcing and diversification initiatives to regions with more favorable cost and tariff structures.

●

Established a new goal of manufacturing no more than 30% of goods from China by the end of 2025 compared to a previously stated objective to reduce manufacturing in China to less than 40% by the second half of 2026.

●	Implemented strategic pricing increases across our product portfolio.

●

Remained on track for the late Q3 2025 launch of our Squatty Potty flushable wipes. We are redoubling our efforts to launch a portfolio of new tariff-exempt US-sourced consumable products in 2025, including additional wipe-based products.

●	Paused new product category launches originating in Asia, specifically our hard electronic goods.

●

Implemented supply chain and inventory changes, including partnering with our manufacturers to find cost savings, renegotiating price and delivery timelines, and accelerating expansion into non-US territories to mitigate the impact of tariffs and redirect a portion of our previously produced China inventory.

Cost Optimization Plan

These initiatives include emphasizing targeted workforce reductions and vendor savings. The plan is expected to generate $5-$6 million of pre-tax cost savings, $5 million of which is expected to be realized by the end of 2025 with the balance realized in 2026. The Company currently estimates that it will incur approximately $2.3 million in total costs associated with the plan.

Guidance Commentary

Josh Feldman, Chief Financial Officer, commented, “The current economic landscape is marked by significant uncertainty, and the rapidly changing market conditions make it challenging to predict future developments. Because of that, we are withdrawing our previously issued net revenue and Adjusted EBITDA guidance for 2025. However, we do believe that the steps underway will soften the impact of tariffs and their related costs for much of 2025. We will continue to evaluate our ability to provide guidance as the year progresses.”

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, May 14, 2025, at 5:00 p.m. Eastern Time, which will be accessible by telephone and the internet. Investors interested in participating in the live call can dial:

●	(800) 715-9871 (Domestic)
●	(646) 307-1963 (International)
Passcode: 1616427

Participants may also access the call through a live webcast at https://ir.aterian.io. The archived online replay will be available for a limited time after the call in the investors section of the Aterian corporate website.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures” section below. The most directly comparable GAAP financial measure for EBITDA and adjusted EBITDA is net loss and we are reporting a net loss for the quarter ending March 31, 2025 due primarily to our operating losses, which includes stock-based compensation expense, and interest expense. We are unable to reconcile the forward-looking statements of EBITDA and adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a consumer products company that builds and acquires leading e-commerce brands with top-selling consumer products, in multiple categories, including home and kitchen appliances, health and wellness and air quality devices. The Company sells across the world's largest online marketplaces with a focus on Amazon, Walmart and Target in the U.S. and on its own direct to consumer websites. Our primary brands include Squatty Potty, hOmeLabs, Mueller Living, PurSteam, Healing Solutions and Photo Paper Direct.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our ability to successfully implement our tariff mitigation and cost optimization plans, and the current global environment and inflation and our ability to return to growth and profitability beyond 2025, even under prolonged tariff pressure. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our ability to continue as a going concern, the effect of tariffs and other costs on our results, our ability to continue to operate following our reduction in workforce, our ability to meet financial covenants with our lenders, our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to maintain Amazon’s Prime badge on our seller accounts or reinstate the Prime badge in the event of any removal of such badge by Amazon; our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

The Equity Group

Devin Sullivan

Managing Director

dsullivan@equityny.com

Conor Rodriguez

Associate

crodriguez@equityny.com

ATERIAN, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2024	March 31, 2025
ASSETS
Current assets:
Cash	$17,998	$14,337
Accounts receivable, net	3,782	3,391
Inventory	13,749	18,144
Prepaid and other current assets	3,190	3,512
Total current assets	38,719	39,384
Property and equipment, net	685	689
Intangibles, net	9,757	9,366
Other non-current assets	381	379
Total assets	$49,542	$49,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Credit facility	$6,948	$7,511
Accounts payable	3,080	6,164
Seller notes	466	471
Accrued and other current liabilities	8,804	8,404
Total current liabilities	19,298	22,550
Other liabilities	227	229
Total liabilities	19,525	22,779
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized and 8,750,741 and 8,748,741 shares outstanding at December 31, 2024 and March 31, 2025, respectively	9	9
Additional paid-in capital	742,591	743,374
Accumulated deficit	(711,677)	(715,573)
Accumulated other comprehensive loss	(906)	(771)
Total stockholders’ equity	30,017	27,039
Total liabilities and stockholders' equity	$49,542	$49,818

ATERIAN, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2025
Net revenue	$20,214	$15,360
Cost of goods sold	7,046	5,936
Gross profit	13,168	9,424
Operating expenses:
Sales and distribution	13,214	9,661
General and administrative	5,232	3,459
Total operating expenses	18,446	13,120
Operating loss	(5,278)	(3,696)
Interest expense, net	323	175
Change in fair value of warrant liabilities	(517)	(55)
Other expense, net	7	60
Loss before provision for income taxes	(5,091)	(3,876)
Provision for income taxes	71	20
Net loss	$(5,162)	$(3,896)
Net loss per share, basic and diluted	$(0.76)	$(0.52)
Weighted-average number of shares outstanding, basic and diluted	6,789,955	7,452,957

ATERIAN, INC.

Consolidated Statement of Cash Flows

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2025
OPERATING ACTIVITIES:
Net loss	$(5,162)	$(3,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	428	408
Provision for sales returns	64	(72)
Amortization of deferred financing cost and debt discounts	83	37
Stock-based compensation	1,667	783
Change in deferred tax expense	(5)	—
Change in inventory provisions	(976)	86
Change in fair value of warrant liabilities	(517)	(55)
Allowance for credit losses	—	(147)
Changes in assets and liabilities:
Accounts receivable	1,843	538
Inventory	2,846	(4,481)
Prepaid and other current assets	249	33
Accounts payable, accrued and other liabilities	(526)	2,898
Cash used in operating activities	(6)	(3,868)
INVESTING ACTIVITIES:
Purchase of fixed assets	(36)	—
Purchase of minority equity investment	(200)	—
Cash used in investing activities	(236)	—
FINANCING ACTIVITIES:
Repayments on seller notes	(153)	—
Borrowings from MidCap credit facilities	11,453	10,296
Repayments for MidCap credit facilities	(13,244)	(9,777)
Insurance obligation payments	(254)	(235)
Insurance financing proceeds	—	156
Cash provided by (used in) financing activities	(2,198)	440
Foreign currency effect on cash and restricted cash	(49)	123
Net change in cash and restricted cash for the year	(2,489)	(3,305)
Cash and restricted cash at beginning of year	22,195	19,143
Cash and restricted cash at end of year	$19,706	$15,838
RECONCILIATION OF CASH AND RESTRICTED CASH:
Cash	17,545	14,337
Restricted Cash—Prepaid and other current assets	2,032	1,372
Restricted cash—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$19,706	$15,838

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$402	$200
Cash paid for taxes	$3	$5
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration paid to contractors	$620	$—
Non-cash minority equity investment	$50	$—

Non-GAAP Financial Measures

We believe that our financial statements and the other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the U.S. (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of warrant liability, restructuring expenses, and other expenses, net. As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors. Specifically, Contribution margin and Contribution margin as a percentage of net revenue are two of our key metrics in running our business. All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue. Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”) to gross profit to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses). By excluding these fixed costs, we believe this allows users of our financial statements to understand our products performance and allows them to measure our products performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

●	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
●	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
●

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

●	changes in cash requirements for our working capital needs; or
●	changes in fair value of warrant liabilities

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

●	general and administrative expense necessary to operate our business;
●	research and development expenses necessary for the development, operation and support of our software platform;
●	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or
●	changes in fair value warrant liabilities

Contribution Margin

The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP.

	Three Months Ended March 31,
	2024	2025
	(in thousands, except percentages)
Gross Profit	$13,168	$9,424
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(10,320)	(7,373)
Contribution margin	$2,848	$2,051
Gross Profit as a percentage of net revenue	65.1%	61.4%
Contribution margin as a percentage of net revenue	14.1%	13.4%

Adjusted EBITDA

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended March 31,
	2024	2025
	(in thousands, except percentages)
Net loss	$(5,162)	$(3,896)
Add:
Provision for income taxes	71	20
Interest expense, net	323	175
Depreciation and amortization	428	408
EBITDA	(4,340)	(3,293)
Other expense, net	7	60
Change in fair market value of warrant liabilities	(517)	(55)
Restructuring expense	558	—
Stock-based compensation expense	1,667	783
Adjusted EBITDA	$(2,625)	$(2,505)
Net loss as a percentage of net revenue	(25.5)%	(25.4)%
Adjusted EBITDA as a percentage of net revenue	(13.0)%	(16.3)%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i.         Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) and other sources. This phase also includes revenue from new product variations and relaunches. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These primarily reflect the estimated variable costs related to the sale of a product.

ii         Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Net margin primarily reflects a combination of manual and automated adjustments in price and marketing spend.

iii.         Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. Products can also be liquidated as part of inventory normalization especially when steep discounts are required.

The following tables break out our first quarter of 2024 and 2025 results of operations by our product phases (in thousands):

	Three months ended March 31, 2024
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$18,200	$408	$1,606	$—	$—	$20,214
Cost of goods sold	6,449	125	472	—	—	7,046
Gross profit	11,751	283	1,134	—	—	13,168
Operating expenses:
Sales and distribution expenses	8,833	232	1,255	2,595	299	13,214
General and administrative	—	—	—	3,864	1,368	5,232

	Three months ended March 31, 2025
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$14,638	$386	$336	$—	$—	$15,360
Cost of goods sold	5,499	241	196	—	—	5,936
Gross profit	9,139	145	140	—	—	9,424
Operating expenses:
Sales and distribution expenses	6,879	268	326	1,996	192	9,661
General and administrative	—	—	—	2,868	591	3,459